EXHIBIT 99.01
CARDINAL HEALTH, INC. AND SUBSIDIARIES
QUARTERLY FY 2005 BUSINESS ANALYSIS
(in millions)
PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

	Q1	Q2	Q3	Q4	TOTAL

REVENUE
- Amount	$14,402	$15,059	$15,608	$15,776	$60,844
- Growth Rate	16%	15%	18%	16%	16%
- Mix	80%	80%	81%	80%	80%

OPERATING EARNINGS
- Amount	$159	$207	$336	$305	$1,007
- Growth Rate	(31)%	(11)%	6%	12%	(4)%
- Mix	40%	40%	51%	50%	46%
- Ratio to Revenue	1.11%	1.38%	2.15%	1.93%	1.66%

MEDICAL PRODUCTS AND SERVICES

	Q1	Q2	Q3	Q4	TOTAL

REVENUE
- Amount	$2,393	$2,427	$2,473	$2,532	$9,824
- Growth Rate	11%	6%	7%	5%	7%
- Mix	13%	13%	13%	13%	13%

OPERATING EARNINGS
- Amount	$125	$154	$182	$159	$620
- Growth Rate	(15)%	(3)%	—	(9)%	(6)%
- Mix	31%	30%	28%	26%	29%
- Ratio to Revenue	5.22%	6.35%	7.38%	6.28%	6.32%

PHARMACEUTICAL TECHNOLOGIES AND SERVICES(1)

	Q1	Q2	Q3	Q4	TOTAL

REVENUE
- Amount	$702	$752	$724	$778	$2,957
- Growth Rate	9%	8%	3%	6%	7%
- Mix	4%	4%	4%	4%	4%

OPERATING EARNINGS
- Amount	$78	$83	$77	$75	$313
- Growth Rate	(22)%	(22)%	(30)%	(38)%	(29)%
- Mix	19%	16%	12%	12%	14%
- Ratio to Revenue	11.13%	11.00%	10.65%	9.61%	10.58%

CLINICAL TECHNOLOGIES AND SERVICES

	Q1	Q2	Q3	Q4	TOTAL

REVENUE
- Amount	$524	$547	$522	$596	$2,189
- Growth Rate	57%	38%	32%	40%	41%
- Mix	3%	3%	2%	3%	3%

OPERATING EARNINGS
- Amount	$42	$70	$59	$75	$246
- Growth Rate	(36)%	(24)%	(30)%	(8)%	(24)%
- Mix	10%	14%	9%	12%	11%
- Ratio to Revenue	7.93%	12.85%	11.21%	12.62%	11.22%
The sum of the quarters may not equal year-to-date due to rounding
The results for each segment have been adjusted to reflect the revised methodology to allocate corporate costs

(1)	The results for the Pharmaceutical Technologies and Services segment have been adjusted to remove the revenue and operating earnings of the Humacao, Puerto Rico operations which were discontinued in the first quarter of fiscal 2006.
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CARDINAL HEALTH, INC. AND SUBSIDIARIES
QUARTERLY FY 2004 BUSINESS ANALYSIS
(in millions)
PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

	Q1	Q2	Q3	Q4	TOTAL

REVENUE
- Amount	$12,442	$13,150	$13,177	$13,566	$52,334
- Growth Rate	17%	15%	14%	12%	14%
- Mix	80%	80%	80%	79%	80%

OPERATING EARNINGS
- Amount	$229	$232	$319	$272	$1,051
- Growth Rate	(5)%	(15)%	12%	(1)%	(2)%
- Mix	42%	39%	46%	42%	42%
- Ratio to Revenue	1.84%	1.76%	2.42%	2.00%	2.01%

MEDICAL PRODUCTS AND SERVICES

	Q1	Q2	Q3	Q4	TOTAL

REVENUE
- Amount	$2,148	$2,286	$2,304	$2,405	$9,143
- Growth Rate	13%	14%	15%	14%	14%
- Mix	14%	14%	14%	14%	14%

OPERATING EARNINGS
- Amount	$147	$158	$183	$174	$662
- Growth Rate	13%	8%	10%	15%	12%
- Mix	27%	27%	26%	27%	27%
- Ratio to Revenue	6.86%	6.89%	7.93%	7.24%	7.24%

PHARMACEUTICAL TECHNOLOGIES AND SERVICES(1)

	Q1	Q2	Q3	Q4	TOTAL

REVENUE
- Amount	$641	$699	$702	$732	$2,774
- Growth Rate	53%	53%	9%	4%	25%
- Mix	4%	4%	4%	4%	4%

OPERATING EARNINGS
- Amount	$100	$106	$110	$121	$438
- Growth Rate	54%	32%	23%	14%	28%
- Mix	19%	18%	16%	19%	18%
- Ratio to Revenue	15.67%	15.18%	15.64%	16.56%	15.77%

CLINICAL TECHNOLOGIES AND SERVICES(2)

	Q1	Q2	Q3	Q4	TOTAL

REVENUE
- Amount	$335	$397	$395	$424	$1,551
- Growth Rate	2%	14%	12%	11%	10%
- Mix	2%	2%	2%	3%	2%

OPERATING EARNINGS
- Amount	$65	$93	$84	$81	$323
- Growth Rate	16%	16%	9%	(12)%	6%
- Mix	12%	16%	12%	12%	13%
- Ratio to Revenue	19.38%	23.37%	21.22%	19.21%	20.82%
          The sum of the quarters may not equal year-to-date due to rounding
          The results for each segment have been adjusted to reflect the revised methodology to allocate corporate costs

(1)	The results for the Pharmaceutical Technologies and Services segment have been adjusted to remove the revenue and operating earnings of the Humacao, Puerto Rico operations which were discontinued in the first quarter of fiscal 2006.

(2)	The fiscal 2004 results for the Clinical Technologies and Services segment have been adjusted to include Pyxis and Clinical Services and Consulting, but not Alaris, which was acquired by Cardinal Health in July 2004.
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